UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Avangrid, Inc.

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FOR IMMEDIATE RELEASE	MEDIA CONTACT: Sarah Warren sarah.warren@avangrid.com 585-794-9253

AVANGRID ANNOUNCES NEW DATE FOR 2023 ANNUAL MEETING OF SHAREHOLDERS

Orange, CT – May 19, 2023 – Today AVANGRID, Inc. (NYSE: AGR), a leading sustainable energy company, and a member of the group of companies controlled by IBERDROLA, S.A., announced that the 2023 Annual Meeting of Shareholders has been rescheduled from Tuesday, June 13, 2023 to Tuesday, July 18, 2023. The 2023 Annual Meeting will be held at 8:30 a.m. Eastern Time at 125 High Street, Boston, MA 02110. The Board of Directors of Avangrid has established the close of business on May 26, 2023 as the new record date for determining the shareholders entitled to vote at the meeting. On or about June 6, 2023, Avangrid expects to file a revised definitive proxy statement with the Securities and Exchange Commission and distribute a new notice of the Annual Meeting to shareholders as of the record date, who will need to resubmit their votes with their new control numbers, even if they have previously voted.

About AVANGRID: AVANGRID, Inc. (NYSE: AGR) aspires to be the leading sustainable energy company in the United States. Headquartered in Orange, CT with approximately $41 billion in assets and operations in 24 U.S. states, AVANGRID has two primary lines of business: networks and renewables. Through its networks business, AVANGRID owns and operates eight electric and natural gas utilities, serving more than 3.3 million customers in New York and New England. Through its renewables business, AVANGRID owns and operates a portfolio of renewable energy generation facilities across the United States. AVANGRID employs more than 7,500 people and has been recognized by JUST Capital in 2021, 2022 and 2023 as one of the JUST 100 companies – a ranking of America’s best corporate citizens. In 2023, AVANGRID ranked first within the utility sector for its commitment to the environment. The company supports the U.N.’s Sustainable Development Goals and was named among the World’s Most Ethical Companies in 2023 for the fifth consecutive year by the Ethisphere Institute. AVANGRID is a member of the group of companies controlled by Iberdrola, S.A. For more information, visit www.avangrid.com.

Forward Looking Statements

Certain statements in this release may relate to future events that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “would,” “could,” “can,” “expect(s),” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding our annual meeting of shareholders and other statements that are not historical facts, which are subject to risks and uncertainties related to our governance or the holding of our annual meeting. You should not place undue reliance on these forward-looking statements which speak as of the date hereof. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this report, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Other risk factors are detailed from time to time in our reports filed with the SEC, and we encourage you to consult such disclosures.